UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 30, 2004

Date of Report (Date of earliest event reported)

001-08772

(Commission File Number)

HUGHES SUPPLY, INC.

(Exact name of Registrant as specified in its charter)

Florida	59-0559446
(State of incorporation)	(I.R.S. Employer Identification Number)

One Hughes Way

Orlando, Florida 32805

(Address of Registrant’s principal executive office)

(407) 841-4755

(Registrant’s telephone number)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

HUGHES SUPPLY, INC.

Form 8-K

Table of Contents

Page
Item 7. Exhibits	3

Item 9. Regulation FD Disclosure	3

Signatures	3

Item 7.	Exhibits.

(c) Exhibits.

Exhibit Number	Description

99.1	Slide presentation accompanying meetings during January 2004.

99.2	Reconciliations of non-GAAP financial measures to GAAP financial measures.

Item 9.	Regulation FD Disclosure

During January 2004, certain members of senior management of Hughes Supply, Inc. (as used throughout this report, “We”, “us”, and “our”) participated in meetings discussing our sale of shares of our common stock. Attached as Exhibit 99.1 is a slide presentation substantially similar to that used at various meetings with investors. The presentation materials are also being made available on our website, http://www.hughessupply.com, under the section entitled “Investors.” It is not filed, but furnished to comply with Regulation FD. The information disclosed in this Item 9 Current Report on Form 8-K is not considered “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and is not subject to the liabilities of that section.

Because this presentation was in the form of a slide presentation, the text on each page of the presentation was kept to a minimum to facilitate visual communication and to emphasize the major points of our plan. The abbreviations PF and LTM in the presentation represent pro forma and last twelve months, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 30, 2004

Hughes Supply, Inc.

By:	/s/ David Bearman

David Bearman Executive Vice President and Chief Financial Officer